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                                                                    Exhibit 10.2

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

         REVOLVING CREDIT AND GUARANTY AGREEMENT dated as of March 6, 2003 among NTELOS INC., a Virginia corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, and certain other entities listed on Schedule II and the signature pages hereof as the guarantors (the "Subsidiary Guarantors"), each of which Subsidiary Guarantors referred to in this paragraph (other than the Non-filing Subsidiaries) is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code (the cases of the Borrower and such Subsidiary Guarantors, each a "Case" and collectively, the "Cases"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof (the "Initial Lenders"), Wachovia Bank, National Association ("Wachovia") as the Initial Issuing Bank (the "Initial Issuing Bank"), Wachovia Securities Inc., as lead arranger and sole book-runner (in such capacity, the "Lead Arranger"), Wachovia as collateral agent (in such capacity and together with any successor collateral agent appointed pursuant to Article VII, the "Collateral Agent") and as administrative agent (in such capacity and together with any successor administrative agent appointed pursuant to Article VII, the "Administrative Agent" and, together with the Collateral Agent, the "Agent") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS:

         (1) On March 4, 2003 (the "Petition Date"), the Borrower and each of the Subsidiary Guarantors (other than the Non-filing Subsidiaries) filed separate voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         (2) The Borrower has requested that the Lenders enter into revolving credit and letter of credit facilities in an aggregate principal amount not to exceed $35,000,000 with a $5,000,000 sublimit for letters of credit, all of the Borrower's obligations under which are to be guaranteed by the Subsidiary Guarantors, for working capital, capital expenditures and other general corporate purposes of the Borrower and the Subsidiary Guarantors.

         (3) To provide guarantees and security for the repayment of the Advances, and the payment of the other obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents (and the Obligations of the Borrower with respect to Debt permitted by Section 5.02(c)(iv)), the Borrower and the Subsidiary Guarantors will provide to the Agent and the Lenders the following (each as more fully described herein):

          a.   a guaranty from each of the Subsidiary Guarantors pursuant to
               Article VIII hereof of the due and punctual payment of the Obligations of the Borrower hereunder;

          b. subject to the Carve Out, an allowed administrative expense claim in each of the Cases pursuant to section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses

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               of the kind specified in, or arising under, any Sections of the
               Bankruptcy Code (including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c) or 726
               thereof) whether or not such claims or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment;

          c. subject to the Carve Out, a perfected first priority Lien, pursuant to section 364(c)(2) of the Bankruptcy Code, upon all property of the Borrower and the Subsidiary Guarantors that is unencumbered on the Petition Date and on any unencumbered cash and cash equivalents in the Cash Concentration Account and L/C Cash Collateral Account and any investments of the funds contained therein; and

          d.   subject to the Carve Out, a perfected junior Lien, pursuant to section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Subsidiary Guarantors (other than the property referred to in paragraph (e) below that is subject to the valid and perfected Liens that secure the Borrower's and the Subsidiary Guarantors' pre-petition Debt under the Existing Agreement on the Petition Date) that is subject to valid, perfected and unavoidable Liens in existence on the Petition Date or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens junior to such valid, perfected and unavoidable Liens; and

          e. subject to the Carve Out, perfected first priority priming Liens, pursuant to section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Subsidiary Guarantors that is subject to (x) the existing Liens that presently secure the Borrower's and the Subsidiary Guarantors' pre-petition Debt under or in connection with that certain Credit Agreement dated as of July 26, 2000, among the Borrower, the secured lenders from time to time party thereto and Wachovia as Pre-Petition Agent (as heretofore amended, amended and restated or otherwise modified, the "Existing Agreement") (but subject to any Liens to which the Liens being primed hereby are subject to on the Petition Date or become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and (y) any Liens granted after the Petition Date to provide adequate protection in respect of the Existing Agreement ("Adequate Protection Liens"), which first priority priming Liens in favor of the Agent and the Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Existing Agreement, and to any Liens granted after the Petition Date to provide adequate protection in respect thereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

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                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "13-Week Forecast" has the meaning specified in Section
         5.03(p).

                  "Additional Credit" has the meaning specified in Section 3.02(b).

                  "Adequate Protection Liens" has the meaning specified in paragraph (3)(e) of the preliminary statements of this Agreement.

                  "Adjusted Net Income" means, for any period, the aggregate net income (or loss) (without duplication) of the Financial Covenants Parties for such period determined in conformity with GAAP, provided that the following items shall be excluded in computing Adjusted Net Income (without duplication):

                           (i) the net income of any Subsidiary to the extent
                  that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                           (ii) any gains or losses (on an after-tax basis)
                  attributable to any sale, transfer or other disposition of any asset (other than sales or other dispositions of inventory, receivables and other current assets); and

                           (iii) all extraordinary gains, extraordinary losses
                  and unusual, infrequent or special non-recurring items.

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

                  "Advance" means a Working Capital Advance or a Letter of Credit Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to


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         vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "Agents" has the meaning specified in the recital of parties to this Agreement.

                  "Aggregate Credit Exposure" at any time means the sum of (i) the Aggregate Outstanding Amount and (ii) the aggregate Unused Working Capital Commitments at such time.

                  "Aggregate Outstanding Amount" at any time means the sum of
         (i) the aggregate principal amount of Advances outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time.

                   "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means

                           (i) with respect to any Eurodollar Rate Advance, a
                  rate per annum equal to 4.00%; and

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                           (ii) with respect to any Base Rate Advance, a rate
                  per annum equal to 3.00%.

                   "Appropriate Lender" means, at any time, with respect to the Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time, and with respect to the Letter of Credit Facility, the Issuing Bank.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" means an assignment and acceptance in substantially the form of Exhibit E hereto entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.06.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss. 101, et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, or any other court having jurisdiction over the Cases from time to time.

                  "Bankruptcy Law" means any proceeding under the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors.

                  "Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective on the date such change is publicly announced. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate, respectively.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

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                  "Borrower's Account" means the account of the Borrower as the
         Borrower shall specify in writing to the Administrative Agent.

                  "Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Cap Amount" shall mean, at any date, the "DIP Availability" set forth in the COD Cash Flow worksheet schedule to the Final Budget as of such date.

                  "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Capital Expenditures Report" means a report substantially in the form of Exhibit L hereto.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "Carve Out" means (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under Section 1930(a) of title 28 of the United States Code and
         (ii) an amount not exceeding $1,750,000 in the aggregate, which amount may be used after the occurrence and during the continuance of an Event of Default, to pay fees or expenses incurred by the Borrower and any Committee in respect of (A) allowances of compensation for services rendered or reimbursement or expenses awarded by the Bankruptcy Court to the Borrower's or the Subsidiary Guarantors' or any Committee's professionals, any chapter 11 or chapter 7 trustees or examiners appointed in the Cases and (B) the reimbursement of expenses allowed by the Bankruptcy Court incurred by Committee members in the performance of their duties (but excluding fees and expenses of third-party


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         professionals employed by such members); provided, however, that such dollar limitation on fees and disbursements shall neither be reduced nor increased by (i) the amount of any compensation and reimbursement of expenses paid prior to the occurrence of an Event of Default in respect of which the Carve Out is invoked, (ii) any retainer fees paid to the Borrower's professionals prior to the Petition Date and (iii) any fees, expenses, indemnities or other amounts incurred, awarded or paid to the Agent, any other Agent or the Lenders and their respective attorneys and agents under this Agreement or otherwise; and provided, further, that nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses (A) and (B) above.

                  "Cash Concentration Account" has the meaning specified in the Security Agreement.

                  "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause
         (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $2 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Cash Reconciliation Report" has the meaning specified in
         Section 5.03(o).

                  "Cash Report" has the meaning specified in Section 3.02(c).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Borrower; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period


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         were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Borrower.

                  "COD Payments" shall mean any payments or deposits made by any Loan Party to a third-party subsequent to the Petition Date and as required to be made by such third-party (i) in advance of the time period during which such payment or deposit is projected to be made on the Revised Cash Flow schedule of the Final Budget and would be included in the COD/Deposit Adjustments schedule of the Final Budget or
         (ii) in advance of the time such payment or deposit would have been required to be made by such Loan Party to a third-party in the ordinary course of business of such Loan Party as conducted prior to the Petition Date.

                  "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Collateral Documents" means the Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Commitment" means the Working Capital Commitments and the Letter of Credit Commitments.

                  "Committee" means any statutory committee appointed in the Cases.

                  "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

                  "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

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                  "Consummation Date" means the date of the substantial
         consummation (as defined in section 1101(2) of the Bankruptcy Code and which, for purposes of this Agreement, shall be no later than the effective date) of a Reorganization Plan of any of the Borrower or any of the Subsidiary Guarantors that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

                  "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                   "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "Current Liabilities" of any Person means (a) all Debt of such Person except Funded Debt, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by


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         notes, bonds, debentures or other similar instruments, (d) all
         Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, but excluding in all cases the Borrower's Obligations to redeem the Borrower's Senior Cumulative Convertible Preferred Stock, Series B and the Senior Cumulative Convertible Preferred Stock, Series C, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party,


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         (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or Issuing Bank pursuant to Section 7.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "Defaulting Lender" means, at any time, any Lender Party that, at such time owes a Defaulted Advance or a Defaulted Amount.

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any period, Consolidated Adjusted Net Income plus, to the extent deducted in computing such Consolidated Adjusted Net Income, the sum of (a) income or franchise tax expense for such period, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) any non-cash charges or non-cash losses and
         (e) for any period ending during the Fiscal Year ending December 31, 2002, an aggregate amount of up to $2.1 million of curtailment and settlement charges incurred in connection with restructuring and reduction in force activities in March, April, May and June of 2002, minus, to the extent added in computing such Consolidated Net Income,
         (i) any non-cash gains or other non-cash items and (ii) any income tax credits, all as determined on a Consolidated basis with respect to the Financial Covenants Parties in accordance with GAAP; provided that, (x) if any Subsidiary of a Financial Covenants Party (other than another Financial Covenants Party) is not a wholly owned Subsidiary of such Financial Covenants Party, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Adjusted Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by such Financial Covenants Party and (y) for purposes of calculating compliance with the financial covenant set forth in Section 5.04(a), EBITDA shall exclude the following restructuring and reorganization costs and fees, to the extent actually incurred during the relevant period (A) the amount of (x) expenses of the Loan Parties, the Borrower's senior and subordinated noteholders, the Borrower's preferred stockholders, the Existing Lenders, the Lenders and the Collateral Agent payable by any of the Loan Parties and (y) fees and expenses of professionals employed by the Loan Parties, the Borrower's senior and subordinated noteholders, the Borrower's preferred stockholders, the Existing Lenders, the Lenders and the Collateral

         Agent payable by any of the Loan Parties; provided that the aggregate costs and fees excluded from EBITDA in reliance on clauses (x) or (y) and (1) incurred in Fiscal Year 2002 may not exceed $2 million or (2) incurred in Fiscal Year 2003 may not exceed $14 million, (B) severance pay and related expenses associated with a reduction in force of up to $3 million incurred in Fiscal Year 2003, (C) costs incurred in connection with the buy-out or termination of contracts and leases of up to $2 million and (D) fees payable to the Collateral Agent and the Lenders under the Fee Letter and this Agreement.

                  "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

                  "Eligible Assignee" means any commercial bank or financial institution, a finance company, insurance company, cooperative association or fund (whether a corporation, a partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business as approved by the Administrative Agent and (so long as no Event of Default has occurred and is continuing at the time of such assignment pursuant to Section 9.06) by the Borrower (such approvals not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any Federal, state, local statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, license or other authorization required under any Environmental Law.

                  "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period in an amount comparable to such Borrowing (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars in an amount comparable to such Borrowing at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Agreement" has the meaning specified in paragraph 3(e) of the preliminary statements of this Agreement.

                  "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the Petition Date.

                  "Existing Lenders" means, collectively, the lenders under the Existing Agreement, together with any successors or assigns thereof.

                  "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include (x) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto and (y) proceeds from any Reduction Asset Sale or any sale or other disposition of assets excluded from the definition of Reduction Asset Sale.

                  "Facility" means the Working Capital Facility or the Letter of Credit Facility.

                  "FCC" means the Federal Communications Commission or any other similar successor agency of the Federal government administering the Communications Act.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the fee letter dated March 4, 2003 between the Borrower and the Lead Arranger, as amended.

                  "Final Budget" means the budget and any amendments or supplements thereto or replacements thereof in the form agreed to by the Administrative Agent in its sole and absolute discretion setting forth (i) anticipated cash receipts and disbursements on a weekly basis and (ii) the anticipated uses of the Commitments on a weekly basis.

                  "Final Budget Date" means the date of delivery of the initial Final Budget.

                  "Final Order" has the meaning set forth in Section 3.02(b).

                  "Financial Covenants Parties" means the Borrower and its Subsidiaries.

                  "Financial Forecasts Report" means the financial forecasts report, and any amendments or supplements thereto or replacements thereof, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, setting forth matters including but not limited to the matters set forth in clauses (A) through (D) below:

                           (A) Plans and budgets for each business segment of
                  the Borrower and its Subsidiaries (including but not limited to the PCS business segments of Virginia - East, Virginia - West, and West Virginia), prepared on a quarterly basis for the fiscal period from January 1, 2003 through December 31, 2005, and on an annual basis thereafter through December 31, 2012.

                           (B) On a consolidated basis (and, to the extent
                  available from the Borrower's modeling or otherwise, on a segment basis), projected income statements, projected profit and loss statements, projected balance sheets, projected capital expenditures and projected cash flow statements, prepared on a quarterly basis for the fiscal period from January 1, 2003 through December 31, 2005 (or on an annual basis for any period therein for which projections are not available on a quarterly basis), and on an annual basis thereafter through December 31, 2012.

                           (C) All supporting schedules setting forth
                  projections of sales volumes, network usage, churn, pricing for all business segments to the extent modeled by the Borrower in the development of its projections, including but not limited to supporting schedules setting forth projections of: wireless sales volumes, including usage (minutes of use) by Horizon PCS, Inc.; wireless churn; wireless pricing; components of cost of wireless goods sold and operating expenses; working capital assumptions including accounts receivable and days sales outstanding, accounts payable and days payable outstanding; to the extent available for the fiscal period from January 1, 2003 through December 31, 2003, employees, salaries, wages, commissions, bonuses and other compensation, benefits, social security and pensions costs; and for each fiscal period thereafter through December 31, 2012, salaries, wages and benefits on an aggregate basis.

                           (D) Detailed explanations of assets sales (if any)
                  and other short-term cost reduction and capital expenditure reduction activities.

                           (E) Detailed analysis of actual and budgeted capital
                  expenditures forecasts for the period from January 1, 2003 through September 30, 2003, including a listing by business segment of each undertaking, describing such undertaking and the status of such undertaking (items budgeted, items committed, etc.).

                  "Financial Forecasts Report Date" means the date of delivery of the Financial Forecasts Report.

                  "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                   "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Guaranteed Obligations" has the meaning specified in Section 8.01(a).

                  "Guaranties" means the Subsidiary Guaranties.

                  "Guarantors" means the Subsidiary Guarantors.

                  "Guaranty Supplement" has the meaning specified in Section
         8.05.

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "Indemnified Party" has the meaning specified in Section 9.04(b).

                  "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

                  "Initial Lenders" has the meaning specified in the recital of the parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Expense" means, for any period, the interest expense of the Financial Covenants Parties (without duplication) for such period determined on a Consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capitalized Leases that are allocable to interest expense and including all amendment fees paid by the Borrower during such period in respect of Debt under this Agreement.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

                  (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Interim Order" has the meaning set forth in Section 3.01(b).

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

                  "Issuing Bank" means the Initial Issuing Bank and any Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.06 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative

         Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register).

                  "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

                  "L/C Related Documents" has the meaning specified in Section 2.04(b)(ii)(A).

                  "Lead Arranger" has the meaning specified in the recital of parties to this Agreement.

                  "Lender Party" means any Lender and the Issuing Bank.

                  "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.06 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to the Issuing Bank, at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Letters of Credit" has the meaning specified in Section 2.01(b).

                  "License" means any broadband personal communications services license or cellular license issued by the FCC in connection with the operation of a System.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter, (v) each Letter of Credit Agreement and
         (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter and (v) each Letter of Credit Agreement, in each case as amended.

                  "Loan Parties" means the Borrower and the Subsidiary
         Guarantors.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole provided that no Material Adverse Change shall be deemed to exist solely as a result of (i) the commencement of the Cases, (ii) the items specifically identified and reflected in the financial projections made available to each of the Lenders prior to the Effective Date, (iii) the taking of any non-cash writedowns or impairment charge-offs disclosed to the Lenders prior to the Effective Date, (iv) restructuring and reorganization costs expensed in the last quarter of fiscal year 2002 and in fiscal year 2003 and (v) any going concern qualification or explanation by the Borrower's auditors in connection with the Borrower's consolidated financial statements for the fiscal year ending December 31, 2002 or for any subsequent reporting period after the Petition Date.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

                  "Material Contract" means, with respect to any Person, each contract (including all licenses) (i) to which such Person is a party involving aggregate consideration payable to or by such Person of $2 million or more in any year or (ii) otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

                  "Maturity Date" means the date that is 180 days after the Petition Date, or if such date is not a Business Day, the immediately preceding Business Day; provided that, if on or before such 180th day
         (a) the Borrower has delivered to the Administrative Agent a Final Budget, acceptable to the Administrative Agent in its sole discretion, for the period of September 1, 2003 through December 31, 2003, (b) this Agreement has been amended to provide for financial covenants set forth in Section 5.04 for periods through December 31, 2003, (c) a disclosure statement regarding a filed Reorganization Plan acceptable to the Administrative Agent in its sole discretion has been approved by the Bankruptcy Court and (d) a confirmation hearing on such Reorganization Plan has been scheduled for a date not later than 225 days after the Petition Date, the Maturity Date will be 270 days after the Petition Date, or if such date is not a Business Day, the immediately preceding Business Day.

                  "Maximum Facility Availability" shall mean (a) at any time prior to the receipt by the Administrative Agent of a certified copy of the Final Order, $15,000,000 and (b) thereafter, the aggregate Commitments of all Lender Parties at such time (which in any event shall not exceed $35,000,000 and may be reduced from time to time, including pursuant to Section 2.05(b)); provided that, at any time prior to the later to occur of (i) the Administrative Agent's receipt of a subscription agreement or other evidence of commitments (in a form acceptable to the Administrative Agent in its sole discretion) from investors to purchase not less than $75 million in senior unsecured convertible notes on the effective date of a plan of reorganization acceptable to such note purchasers and the Administrative Agent and
         (ii) NTELOS Telephone Inc. and Roanoke & Botetourt Telephone Co. becoming Subsidiary Guarantors pursuant to Section 8.05 hereof as duly authorized by the State Corporation Commission of the Commonwealth of Virginia, the Maximum Facility Availability will be the lesser of (x) the amount determined in accordance with clauses (a) and (b) and (y) $10,000,000.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) reasonable transition costs incurred as a result of any sale, transfer or other disposition of any asset and (d) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified; provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

                  "Net Income" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (i) that the Borrower or any of the Subsidiaries has the power to cause such Person to make to the Borrower or any Subsidiary during such period and such dividend or other distribution is not prohibited by the terms of any agreement binding upon such Person or otherwise or (ii) that, to the extent not already included in Consolidated Net Income for any period pursuant to clause (i) above, were actually paid to the Borrower or any of the Subsidiaries by such Person during such period, (b) any after tax gains or losses attributable to sales of assets out of the ordinary course of business and (c) (to the extent not included in clause (a) or (b) above) any extraordinary gains or extraordinary losses.

                  "Non-filing Subsidiaries" means the Subsidiaries of the Borrower listed on Schedule III hereto that are not party to a Case.

                  "Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender, as amended.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                   "NPL" means the National Priorities List under CERCLA.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged or stayed. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document, (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion (after demand has been made upon the Borrower), may elect to pay or advance on behalf of such Loan Party, (c) the obligation of such Loan Party on account of overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house fund transfers provided to or for the benefit of the Debtors by Wachovia, Branch Banking and Trust Company, Bank of America or any of their affiliates and (d) the obligation of such Loan Party on account of their credit card program with Branch Banking & Trust Company or its affiliates.

                  "Open Year" has the meaning specified in Section 4.01(t)(iii).

                  "Operative Cash Flow" shall mean, for any period, (i) actual cash receipts from customers during such period (calculated using the same methodology used to calculate "Operative Inflows" in the revised cash flow worksheet in the Final Budget), less (ii) actual cash expenditures on operational expenses during such period (calculated using the same methodology used to calculate "Operative Outflows" in the revised cash flow worksheet in the Final Budget), less (iii) actual capital expenditures during such period (calculated using the same methodology used to calculate "Total Cap Ex" in the revised cash flow worksheet in the Final Budget), plus (iv) certain actual pre-petition adjustments that pertain to operative outflows and capital expenditures (calculated using the same methodology used to calculate "Total-Operative Outflows Pre-Petition Adjustments" in the pre-petition adjustments worksheet in the Final Budget) and (v) minus any COD Payments actually made during such period.

                  "Orders" means the Interim Order and the Final Order.

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "Patronage Capital Distributions" shall mean distributions under Section 1388 of the Internal Revenue Code of 1986, as amended, including any comparable successor provision, with respect to the Borrower's patronage of RTFC.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (e) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole; (f) Liens evidenced by Uniform Commercial Code financing statements filed with respect to leases not prohibited hereunder; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (h) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Petition Date" has the meaning specified in paragraph 1 of the preliminary statements of this Agreement.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Pledged Debt" has the meaning specified in the Security Agreement.

                  "Post Petition Interest" has the meaning specified in Section 8.06(b).

                  "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "Prepayment Date" means the 25th day after the date of entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such 25-day period.

                  "Pre-Petition Agent" means Wachovia as agent for the Pre-Petition Lenders.

                  "Pre-Petition Lenders" means the lenders under the Existing Agreement.

                  "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

                  "Redeemable" means any Equity Interest, Debt, right or Obligation that (a) the issuer thereof has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of such issuer or (b) is redeemable at the option of the holder.

                  "Reduction Asset Sale" has the meaning specified in Section 2.06(b)(i)(A).

                  "Register" has the meaning specified in Section 9.06(d).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Related Business" means any business related to, or complementary to, the ownership, development, operation or acquisition of communications systems or the provision of communications services, in each case as determined by the Board of Directors.

                  "Remaining Reduction Amount" has the meaning specified in
         Section 2.06(b)(iv).

                  "Reorganization Plan" means a chapter 11 plan of reorganization in any of the Cases.

                  "Required Lenders" means Lenders owed or holding at least a majority in interest of the Aggregate Credit Exposure; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time,
         (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

                  "Responsible Officer" means any executive officer of the Borrower.

                  "RTFC" shall mean Rural Telephone Finance Cooperative, a South Dakota cooperative association.

                  "Secured Parties" means the Agents and the Lender Parties.

                  "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Subordinated Obligations" has the meaning specified in
         Section 8.06.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Subsidiary Guarantors" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
         Section 5.01(j).

                  "Subsidiary Guaranty" means the guaranty made by the Subsidiary Guarantors pursuant to Article VIII.

                  "Superpriority Claim" means a claim against the Borrower or any Subsidiary Guarantor in any of the Cases that is a superpriority administrative expense claim having priority over any or all administrative expenses and other claims of the kind specified in or otherwise arising or ordered under, any sections of the Bankruptcy Code (including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c) and/or 726 thereof), whether or not such claim or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

                   "System" means, as to any Person, assets constituting a radio communications system authorized under the rules for wireless communications service (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by such Person.

                  "Tax Certificate" has the meaning specified in Section
         5.03(i).

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Termination Date" means the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Advances and the termination of the Commitments in accordance with the terms hereof.

                  "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "Unused Working Capital Commitment" means, with respect to any Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus
         (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

                  "Variance Report" shall have the meaning given such term in
         Section 5.03(p).

                  "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "Wireless Services" means broadband personal communications services or cellular services provided in one or more Systems.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital Advance" has the meaning specified in Section 2.01(a).

                  "Working Capital Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.06(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

         SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(h) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

         SECTION 2.01 The Advances and the Letters of Credit.

                  (a) The Working Capital Advances. Each Lender severally and not jointly agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time, provided that the obligation of each Lender to make a Working Capital Advance hereunder at any time is subject to the condition that, immediately after giving effect to such Working Capital Advance, the Aggregate Outstanding Amount at such time shall not exceed the lesser of the Maximum Facility Availability and the Cap Amount applicable at such time. Each Borrowing shall be in an aggregate amount of $1 million or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Working Capital Advances made simultaneously by the Lenders ratably according to their Working Capital Commitments. Within the limits of each Lender's Unused Working Capital Commitment in effect from time to time, the Working Capital Advances may be repaid and reborrowed in accordance with the provisions of this Agreement.

                  (b) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date; provided that the obligation of the Issuing Bank to issue Letters of Credit at any time is subject to the condition that after giving effect to such issuance, (i) the aggregate Available Amount for all Letters of Credit which would then be outstanding shall not exceed the Issuing Bank's Letter of Credit Commitment at such time and (ii) Aggregate Outstanding Amount at such time shall not exceed the lesser of the Maximum Facility Availability and the Cap Amount applicable at such time. No Letter of Credit shall have an expiration date (including any right of the Borrower or the beneficiary to require renewal) later than the earlier of 15 days before the Maturity Date or 90 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).

         SECTION 2.02 Making the Advances. (a) Except as otherwise provided in
Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") (A) shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of

Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for such Advances and (B) shall be accompanied by the certificate of the Chief Financial Officer of the Borrower required by Section 3.02(c). Each Appropriate Lender shall, before 11:00 A.M. (Charlotte, North Carolina time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) above to the contrary notwithstanding the Borrower may not select Eurodollar Rate Advances if the aggregate amount of such Borrowing is less than $1 million or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative

Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit.

                  (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least a majority of the Working Capital Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
Article III, and (z) in the case of a Trade Letter of Credit, the Administrative Agent has given its prior written consent to the issuance thereof, make such Letter of Credit available to the Borrower at its office referred to in Section
9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by the Issuing Bank and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by the Issuing Bank.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

         SECTION 2.04 Repayment of Advances.

                  (a) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

                  (b) Letter of Credit Advances. (a) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance on the earlier of the 7th day after the date on which such Advance was made and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

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

                           (ii) The Obligations of the Borrower under this
Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                           (A) any lack of validity or enforceability of any
                  Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                           (B) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (C) the existence of any claim, set-off, defense or
                  other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (D) any statement or any other document presented
                  under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (E) payment by the Issuing Bank under a Letter of
                  Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                           (F) any exchange, release or non-perfection of any
                  Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                           (G) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

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

         SECTION 2.05 Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof (or any lesser amount equal to the remaining unused portion of the Letter of Credit Facility and the Unused Working Capital Commitments, as the case may be) and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. The Facilities shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment (in the case of the Working Capital Facility) or cash collateralization (in the case of the Letter of Credit Facility) thereof is required to be made pursuant to
Section 2.06(b)(i) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Working Capital Facility shall be made ratably among the Lenders in accordance with their Working Capital Commitments.

         SECTION 2.06 Prepayments.(a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and upon at least three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent and in the form of Exhibit C hereto stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

                  (b) Mandatory. (i) The Borrower shall:

                           (A) Promptly upon but in no event later than three
                  Business Days after receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (except for sales of assets permitted by clauses (i) or (ii) of Section 5.02(f)) (any such non-excluded asset sale, a "Reduction Asset Sale"), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit in the L/C Cash Collateral Account an amount (the "Reduction Amount") equal to 100% of the Net Cash Proceeds from such Reduction Asset Sale.

                           (B) Promptly upon but in no event later than three
                  Business Days after receipt of any Extraordinary Receipt, prepay an aggregate principal amount of the Advances comprising part of the same Borrowing and deposit an amount in the L/C Cash Collateral Amount in an amount equal to 100% of the amount of such Extraordinary Receipt.

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

                           (ii) The Borrower shall, on each Business Day, prepay
                  an aggregate principal amount of the Working Capital Advances and the Letter of Credit Advances and deposit an amount in the L/C Cash Collateral Account in an aggregate amount equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Working Capital Advances plus (y) the aggregate principal amount of Letter of Credit Advances plus (z) the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Maximum Facility Availability on such Business Day.

                           (iii) The Borrower shall, on each Business Day, pay
                  to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                           (iv) Prepayments and deposits made pursuant to clause
                  (i) or (ii) shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding and fourth in the case of prepayments of the Working Capital Facility required pursuant to clause (i) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (such remaining amount being referred to herein as the "Remaining Reduction Amount") shall be applied to repay outstanding pre-petition Debt owed to the Existing Lenders under the Existing Agreement in accordance with the terms thereof and of the Orders, or as otherwise directed by the Bankruptcy Court. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

                           (v) Prepayments of the Working Capital Facility shall
                  be applied first to prepay Base Rate Advances comprising part of the same Borrowings and second to prepay Eurodollar Rate Advances comprising part of the same Borrowings and designated by the Borrower (or, absent such designation, as selected by the Administrative Agent in its discretion).

         SECTION 2.07 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of the Advances owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                           (i) Base Rate Advances. During such periods as such
                  Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the last day of each


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

                  calendar month during such periods (and if such date is not a Business Day, on the immediately preceding Business Day) and on the date such Base Rate Advance shall be Converted or paid in full.

                           (ii) Eurodollar Rate Advances. During such periods as
                  such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

         SECTION 2.08 Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of an Initial Lender, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, and monthly on the last day of each month and on the Termination Date, at a rate per annum equal to 0.50% on each Lender's average daily Unused Working Capital Commitment; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time.

                  (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears monthly on the last day of each month, commencing March 31, 2003, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such month of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Advances under the Working Capital Facility.

                           (ii) The Borrower shall pay to the Issuing Bank, for
                  its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 1/4 of 1% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other transfer fees and other fees and charges in connection with the issuance or administration or renewal or extension of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

                  (c) Agents' Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Lenders, the fees set forth in the Fee Letter at the times set forth therein.

         SECTION 2.09 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent in the form of Exhibit D hereto not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1 million, such Advances shall automatically Convert into Base Rate Advances.

                           (ii) If the Borrower shall fail to select the
                  duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon the Interest Period for such Eurodollar Rate Advances will automatically be one month.

                           (iii) Upon the occurrence and during the continuance
                  of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest


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

                  Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.10 Increased Costs, Etc. (a) If, due to either (i) the introduction of any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from changes in the basis of taxation of net income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to provide appropriate certificates or other documentation and designate a different Applicable Lending Office if such certificate, other documentation or the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

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

                  (c) If, with respect to any Eurodollar Rate Advances, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance by such Lender will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist ; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (e) In the event that any Lender Party demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or asserts, pursuant to Section 2.10(d), that it is unlawful for such Lender Party to make Eurodollar Rate Advances or become a Defaulting Lender, then (subject to such Lender Party's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days' prior written notice to such Lender Party and the Administrative Agent, elect to cause such Lender Party to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (a) each such Person satisfies criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender Party receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender Party as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.10, 2.12, 2.15 and 9.04) and (c) each such Lender Party assignee agrees to accept such assignment and to assume all obligations of such Lender Party hereunder, in accordance with Section 9.07.

         SECTION 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due in


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

U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed (other than for purposes of Section 6.01(a) if received on the day when due) to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

                  (c) All computations of interest based on the Base Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

         SECTION 2.12 Taxes. (a) Any and all payments made by or on behalf of any Loan Party hereunder, or under the Notes or any other Loan Document, shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities, interest, penalties and additions to tax with respect thereto (excluding any amount resulting from the gross negligence or willful misconduct of a Lender Party or an Agent), excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its net income by the United States and taxes that are imposed on its net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, or under any Note or any other Loan Document, to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that a Lender Party claiming additional amounts under this Section 2.12(a) or 2.12(b) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to provide appropriate certificates or other documentation (except to the extent Error! Bookmark not defined. the Lender Party considers any such required information confidential and (a). such certificates or documentation are materially more burdensome than Internal Revenue Service Form W-8BEN) and designate a different

Applicable Lending Office if the providing of such certificates or documentation or the making of such a designation would avoid the need for, or reduce the amount of, such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder, or under the Notes or any other Loan Documents, or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document, (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses, but excluding any amount resulting from the gross negligence or willful misconduct of a Lender Party or an Agent) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor. Each Agent and each Lender Party claiming indemnification pursuant to this Section 2.12(c) shall make written demand therefor no later than 120 days after the date on which such Agent or Lender Party makes payment of such Taxes or Other Taxes. However, nothing contained in this Section 2.12(c) shall compromise the right of any Agent or Lender Party to be indemnified pursuant to this Agreement.

                  (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment (or if such receipt has not been received by the Borrower by such time within 30 days after such receipt by the Borrower) (or, if no such receipt will be forthcoming, such other written documentation reasonably satisfactory to the Administrative Agent). In the case of any payment hereunder, or under the Notes or any other Loan Document, by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with either (i) two properly completed original Internal Revenue Service forms W-8ECI or W-8BEN (or any applicable successor forms), certifying that such Lender Party is exempt from or entitled to a reduced rate of United States federal withholding tax on payments pursuant to this Agreement or under the Notes (by reason of such payments being effectively connected to a United States trade or business of such Lender Party, or by reason of such Lender Party being eligible for the benefits of a current United States income tax treaty with respect to such payments), or (ii) two properly completed original Internal Revenue Service forms W-8BEN (or any applicable successor forms), certifying that such Lender Party is a foreign corporation, foreign partnership, or foreign estate or trust, along with a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section
2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection
(e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section
2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take (solely at such Lender Party's expense) such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) If a Lender Party or an Agent files a claim for refund and such party determines in its sole discretion that such claim for refund is in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which any Loan Party has made payments pursuant to this Section 2.12, such Lender Party or Agent shall promptly notify the Borrower in writing of the availability of such refund claim. If a Lender Party or an Agent receives a refund and determines in its sole discretion that such refund is in respect of any such Taxes or Other Taxes, such Lender Party or Agent shall


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

within 45 days from the date of such receipt or realization pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments made or other amounts paid by the Borrower or other Loan Party under this
Section 2.12 with respect to such Taxes or Other Taxes), net of all reasonable out-of-pocket expenses of such Lender Party or Agent and without interest; provided that the Borrower (upon written request of such Lender Party or Agent) agrees to repay the amount paid over to the Borrower to such Lender Party or Agent in the event such Lender Party or Agent is required to repay such refund to such governmental authority.

         SECTION 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.06) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered ; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

         SECTION 2.14 Use of Proceeds. The proceeds of the Working Capital Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries.

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

         SECTION 2.15 Defaulting Lenders. (a) In the event that, at any time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such set-off under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set-off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

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

                           (i) first, to the Agents for any Defaulted Amounts
                  then owing to the Agents, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                           (ii) second, to the Issuing Bank for any Defaulted
                  Amounts then owing to them, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank; and

                           (iii) third, to any other Lender Parties for any
                  Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Wachovia, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Wachovia's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                           (i) first, to the Agents for any amounts then due and
                  payable by such Defaulting Lender to the Agents hereunder, ratably in accordance with such amounts then due and payable to the Agents;

                           (ii) second, to the Issuing Bank for any amounts then
                  due and payable to them hereunder, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank;

                           (iii) third, to any other Lender Parties for any
                  amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                           (iv) fourth, to the Borrower for any Advance then
                  required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

         SECTION 2.16 Priority and Liens.

                  (a) The Borrower and each of the Subsidiary Guarantors hereby covenants, represents and warrants that the Obligations of the Borrower and the Subsidiary Guarantors hereunder and under the Loan Documents and in respect of Debt permitted by Section 5.02(c)(iv): (i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim;
(ii) pursuant to section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower and the Subsidiary Guarantors that is unencumbered on the Petition Date and on any unencumbered cash and cash equivalents maintained in any L/C Cash Collateral Account or the Cash Concentration Account and any investments of the funds contained therein; (iii) pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower and the Subsidiary Guarantors that is subject to valid, perfected and unavoidable Liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid, perfected and unavoidable Liens; and (iv) pursuant to section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected and unavoidable first priority, senior priming Lien on all of the tangible and intangible property of the Borrower and the Subsidiary Guarantors (including without limitation, accounts receivable, inventory, patents, copyrights, trademarks, tradenames and all other intellectual property, and the capital stock of all direct subsidiaries of the Borrower and each Subsidiary Guarantor and the proceeds thereof) that is subject to existing Liens that presently secure the Borrower's and the Subsidiary Guarantors' pre-petition Debt under the Existing Agreement (but subject to any Liens in existence on the Petition Date to which the Liens being primed hereby are subject or become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and the Adequate

Protection Liens, subject and subordinated in each case with respect to clauses
(i) through (iv) above, only to the Carve Out. Except for the Carve Out having priority over the Obligations, the Superpriority Claims shall at all times be senior to the rights of the Borrower, the Subsidiary Guarantors, any chapter 7 trustee, or any other creditor (including, without limitation, post-petition counterparties and other post-petition creditors) in the Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 cases if any of the Borrower's or the Subsidiary Guarantors' cases are converted to cases under chapter 7 of the Bankruptcy Code.

                  (b) As to all real property the title to which is held by any Borrower or any of the Subsidiary Guarantors, or the possession of which is held by any Borrower or any of the Subsidiary Guarantors pursuant to leasehold interest, the Borrower and each Subsidiary Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Collateral Agent on behalf of the Secured Parties all of the right, title and interest of such Borrower and such Subsidiary Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of such Borrower and such Subsidiary Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of such Borrower and such Subsidiary Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Subsidiary Guarantor acknowledges that, pursuant to the Orders the Liens in favor of the Collateral Agent on behalf of the Secured Parties in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Subsidiary Guarantor further agrees that each such Borrower and such Subsidiary Guarantor shall, on or before March 31, 2003, record the Interim Order in each jurisdiction where the properties identified on Schedule 4.01(x) are located on terms satisfactory to the Collateral Agent.

         SECTION 2.17 Right of Set-off. Subject to the provisions of Section 6.01, upon and during the continuance of any Event of Default, each Agent, each Lender and each Affiliate of each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by each such Agent, each such Lender or each Affiliate thereof to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any and all of the obligations of such Borrower or such Subsidiary Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Agent, such Lender or such Affiliate shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Agent and each Lender agrees promptly to notify the Borrower and the Subsidiary Guarantors after any such set-off and application made by such Agent or such Lender or Affiliate thereof, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each Agent under this Section are in addition to other rights and remedies that such Lender or such Agent may have upon the occurrence and during the continuance of any Event of Default.

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

         SECTION 2.18 Security Interest in L/C Cash Collateral Accounts. Pursuant to section 364(c)(2) of the Bankruptcy Code, the Borrower and the Subsidiary Guarantors hereby assign and pledge to the Collateral Agent, for its benefit and for the ratable benefit of the Secured Parties, and hereby grant to the Collateral Agent, for its benefit and for the ratable benefit of the Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Subsidiary Guarantors' right, title and interest in and to each L/C Cash Collateral Account and direct investment of the funds contained therein. Cash held in a L/C Cash Collateral Account shall not be available for use by any Borrower, whether pursuant to section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.19 Payment of Obligations. Subject to the provisions of
Section 6.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Subsidiary Guarantors, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.20 No Discharge: Survival of Claims. Each of the Borrower and the Subsidiary Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming any Plan of Reorganization (and each of the Borrower and the Guarantors, pursuant to section 1141(d)(4) of the Bankruptcy Code, hereby irrevocably waives any such discharge) and (ii) the Superpriority Claim granted to the Lenders pursuant to the Orders and described in Section 2.16 and the Liens granted to the Administrative Agent pursuant to such Orders and described in Sections 2.16 and 2.18 shall not be affected in any manner by the entry of an order confirming any Plan of Reorganization.

         SECTION 2.21 Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.02 or request the issuance of a Letter of Credit under
Section 2.03 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a Borrowing under Section 2.02 unless the Borrower and the Subsidiary Guarantors shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 2.14.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

         SECTION 3.01 Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

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                           (i) The Note payable to the order of the Lenders;

                           (ii) A security agreement in substantially the form
                  of Exhibit F hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with each of the following:

                           (A) Certificates representing Pledged Shares referred
                  to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (to the extent not previously delivered to the Collateral Agent under the Existing Agreement);

                           (B) executed copies of proper financing statements,
                  to be filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

                           (C) Evidence of the completion of all other
                  recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby;

                           (D) Evidence of the insurance required by the terms
                  of the Security Agreement; and

                           (E) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interest created under the Security Agreement has been taken.

                           (iii) Certified copies of the resolutions of the
                  Board of Directors of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third-party approvals and consents, if any, with respect to the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party.

                           (iv) A copy of a certificate of the Secretary of
                  State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the state of the jurisdiction of its incorporation.

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

                           (v) A certificate of each Loan Party signed on behalf
                  of such Loan Party by its Chief Executive Officer or a Senior Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (vi) A certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (vii) Such financial, business and other information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 2001, interim financial statements dated September 30, 2002, the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit) and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the twelve months following the day of the Initial Extension of Credit.

                           (viii) Evidence of insurance naming the Collateral
                  Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Administrative Agent, including, without limitation, business interruption insurance.

                           (ix) Copies of all Material Contracts of each Loan
                  Party and its Subsidiaries.

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

                           (x) A favorable opinion of Hunton & Williams, counsel
                  for the Loan Parties, in substantially the form of Exhibit H hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (b) At the time of the making of the initial Advances or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Administrative Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in the form of Exhibit G (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and the Liens described in Section 2.16 which Interim Order (i) shall have been entered upon an application or motion of the Borrower and the Subsidiary Guarantors reasonably satisfactory in form and substance to the Administrative Agent, on such prior notice to such parties as may in each case be reasonably satisfactory to the Administrative Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Administrative Agent, (iii) shall approve the payment by the Borrower and the Subsidiary Guarantors of all of the Fees referred to in Section 2.08(c), (iv) shall be in full force and effect, (v) shall have authorized the use by the Borrower and the Subsidiary Guarantors of any cash collateral in which any Existing Lender under the Existing Agreement may have an interest and shall have provided for the benefit of the Existing Lenders, as adequate protection for the use of such cash collateral and the priming contemplated thereby, for (A) a superpriority claim as contemplated by section 507(b) of the Bankruptcy Code immediately junior to the claims under section 364(c)(1) of the Bankruptcy Code held by the Agent and the Lenders, (B) a Lien on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of the Agent and the Lenders hereunder and under the other Loan Documents, (C) the current monthly payment to the Existing Lenders under the Existing Agreement of interest (and the payment of all interest and fees that are accrued and unpaid on the Petition Date) at the applicable non-default rates provided for pursuant to the Existing Agreement and in effect on the Petition Date (which payments and pricing options shall be without prejudice to the rights of any Existing Lender or letter of credit issuer to assert a claim for the payment of additional interest calculated at any other applicable rate of interest, or on any other basis, set forth in the Existing Agreement), (D) the payment on a current basis of the fees and disbursements of respective professionals (including, but not limited to, the fees and disbursements of counsel and internal and third-party consultants, including financial consultants and auditors) for the Pre-Petition Agent (including the payment on the Effective Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses) and the continuation of the payment to the Pre-Petition Agent on a current basis of the administration and collateral agent fees that are provided for under the Existing Agreement and (E) the payment to the Existing Lenders, after compliance with Section 2.06(b) of any Remaining Reduction Amount, and (vi) shall not have been stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Advances nor the issuance of such Letter of Credit nor the performance by any of the Borrower or the Subsidiary Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (c) All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be satisfactory in form and substance to the Administrative Agent.

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

                  (d) Before giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no Material Adverse Change since the Petition Date.

                  (e) Except for the Cases, there shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

                  (f) All governmental and third-party consents and approvals necessary in connection with the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect (other than as set forth on Schedule 4.01(d)).

                  (g) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Administrative Agent) for which the Borrower has received an invoice.

                  (h) The Administrative Agent and the Lenders shall have received, and the Administrative Agent shall have approved, the Final Budget and the Financial Forecasts Report from the Borrower and the Subsidiary Guarantors.

                           (i) Each of the Non-filing Subsidiaries shall be
                  Subsidiary Guarantors under the Existing Agreement.

         SECTION 3.02 Conditions Precedent to Each Borrowing and Issuance. The obligation of the Lenders to make each Advance and of the Issuing Bank to issue each Letter of Credit, including the initial Advance and the initial Letter of Credit (other than a Letter of Credit Advance deemed made by the Issuing Bank pursuant to Section 2.03(c)), shall be subject to the further conditions precedent that on the date of such Borrowing or issuance:

                  (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or the Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or issuance, stating that (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

                           (i) the representations and warranties contained in
                  each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date;

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

                           (ii) no Default has occurred and is continuing, or
                  would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom; and

                           (iii) the relevant Cash Report shall reflect cash on
                  hand (after giving effect to such Borrowing and to any proposed disbursements over the succeeding five (5) Business Days commencing on the first Business Day after the date of delivery of the applicable Notice of Borrowing) of not more than $5,000,000.

                  (b) The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent and the Required Lenders, provided, that at the time of the making of any Advance or the issuance of any Letter of Credit the aggregate amount of either or which, when added to the aggregate principal amount of Advances outstanding at such time, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Administrative Agent and each of the Lenders shall have received a certified copy of an order of the Bankruptcy Court acceptable to the Administrative Agent in its sole discretion (the "Final Order"), which, in any event, shall have been entered by the Bankruptcy Court no later than 25 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit, the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agents and the Required Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Advances nor the issuance of any Letter of Credit nor the performance by any Borrower or any Subsidiary Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

                  (c) The Administrative Agent and each of the Lenders shall have received at the time of delivery of the Notice of Borrowing in respect of such proposed Borrowing a certificate of the Chief Financial Officer of the Borrower containing (A) a report in the form of Exhibit J hereto (each such report, a "Cash Report") and (B) certifying that all of the cash receipts, the disbursements and the proposed disbursements of cash set forth in such Cash Report have occurred or will occur in the ordinary course of business, consistent with past practices and are or will be in accordance with the Loan Documents.

                  (d) The Borrower shall have paid all accrued and payable fees of the Agents and the Lender Parties and all accrued and payable expenses of the Agents (including the accrued and payable fees and expenses of counsel and consultants to the Administrative Agent and local counsel to the Administrative Agent billed on a monthly basis).

                  (e) The Borrower shall have paid all accrued and payable fees of the Pre-Petition Agent and the Pre-Petition Lenders and all accrued and payable expenses of the Pre-Petition Agent (including the accrued and payable fees and expenses of counsel and consultants to the Pre-Petition Agent billed on a monthly basis) pursuant to Orders and the Existing Agreement.

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

                  (f) At the time of the making of the first Advance or the issuance of the first Letter of Credit in each case following the entry of the Final Order, the Administrative Agent shall have received UCC searches conducted in each jurisdiction that the Administrative Agent reasonably deems necessary or desirable (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than such Liens as may be satisfactory to the Administrative Agent.

                  (g) The uses of the proceeds of such Borrowing or issuance of such Letter of Credit shall be (i) in compliance with Section 2.14 and (ii) substantially consistent with the Final Budget.

                  (h) Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request. (i) After giving effect to such Borrowing or issuance, the Aggregate Outstanding Amount shall not exceed the lesser of the Maximum Facility Amount and the Cap Amount.

         SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 Representations and Warranties of the Borrower.The Borrower and each Subsidiary Guarantor represents and warrants as follows:

                  (a) Each Loan Party and each of its Subsidiaries (i) is a corporation, partnership or limited liability company (as applicable) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company (as applicable) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect, (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), has the requisite corporate or other organizational power and authority to effect the transactions contemplated hereby, and by the other Loan


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

Documents to which it is a party and (iv) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), has all requisite corporate or other organizational power and authority (including, without limitation, all governmental licenses, permits and other approvals, other than those set forth in Schedule 4.01(d)) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares (or other units) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares (or other units) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created or permitted under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or
(iv) except for the Liens created under the Orders or the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Orders or the Collateral Documents (including the requisite priority thereof set forth in the Orders) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which (other than as set forth on such Schedule) have been duly obtained, taken, given or made and are in full force and effect.

                  (e) This Agreement shall have been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (f) Except for the Cases, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of the Borrower or its Subsidiaries, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

                  (g) There are no Liens on any assets of any of the Borrower or the Subsidiary Guarantors other than: (i) Permitted Liens, (ii) Liens in favor of the Collateral Agent and the Lenders, (iii) Adequate Protection Liens and
(iv) Liens existing on the Petition Date. None of the Borrower or the Subsidiary Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of any Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Collateral Agent and the Lenders as provided for in this Agreement, the other Loan Documents and the Orders.

                  (h) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2001; (ii) there has been no Material Adverse Change and (iii) the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2002, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three fiscal quarters then ended, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the three fiscal quarters ended on such date, subject to year-end adjustments and the absence of footnotes.

                  (i) The Consolidated forecasted balance sheet, statement of operations and projected cash flow of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(vii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance. Each of the Final Budget and the Financial Forecasts Report delivered to the Lender Parties pursuant to Section 3.01(i) was prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair at time of delivery of such Final Budget or Financial Forecasts Report (as applicable), and represented at the time of delivery, the Borrower's reasonable estimate with respect to the items set forth therein.

                  (j) No information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained when furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein in light of the circumstances under which they were made not misleading.

                  (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) All material policies of insurance of any kind or nature owned by or issued to the Borrower and the Subsidiary Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and Subsidiary Guarantors.

                  (m) On the date of the making of the initial Advances or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Advance or issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, will have been entered and will not have been amended, stayed, vacated or rescinded.

                  (n) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (o) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction the compliance with the terms of which could reasonably be expected to have a Material Adverse Effect.

                  (p) No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property (as defined in the Security Agreement) or the validity or effectiveness of any Intellectual Property, nor does any Borrower or any Guarantor know of any such claim, and, to the knowledge of the Borrower and each Subsidiary Guarantor, the use of such

Intellectual Property by the Borrower and the Guarantors does not infringe on the rights of any Person, except for such claims and infringement that, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

                  (q) The Collateral Documents create a valid and perfected security interest in the Collateral having the priority set forth in the Interim Order, securing the payment of the Obligations of the Loan Parties under the Loan Documents, and all filings and other actions necessary or desirable to perfect and protect such security interest will have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Orders and the Loan Documents.

                  (r) (i) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans and a schedule of all known contributions required under such plans for the period beginning on the Petition Date and ending on December 31, 2004.

                           (ii) Other than the filing of the Cases and events
                  related to such filing, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                           (iii) Schedule B (Actuarial Information) to the most
                  recent annual report (Form 5500 Series) for each Plan for which a Schedule B must be prepared, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status except as set forth on Schedule 4.01(r).

                           (iv) Neither any Loan Party nor any ERISA Affiliate
                  has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                           (v) Neither any Loan Party nor any ERISA Affiliate
                  has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (s) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

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                           (ii) None of the properties currently or formerly
                  owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of the Borrower or its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous, state or local list, to the knowledge of the Borrower or its Subsidiaries, or except as set forth on Schedule 4.01(s) hereto is adjacent to any such property.

                           (iii) There are no and, to the knowledge of the
                  Borrower or its Subsidiaries, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Borrower or its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries; provided, that no Loan Party shall be in breach of the representation set forth in this clause (iii) for environmental conditions that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (iv) Neither any Loan Party nor any of its
                  Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or, to the knowledge of the Borrower or its Subsidiaries, transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

                  (t) (a) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders.

                           (ii) (x) All material tax returns, statements,
                  reports and forms (including estimated tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party and its Subsidiaries have been timely filed in accordance with all applicable laws and, as of the time of filing, each Tax Return was, except as set forth on Schedule 4.01(t), in all material respects accurate and complete and correctly in all material respects reflected the facts regarding income, business, assets, operations and the status of each Loan Party and its Subsidiaries; (y) each Loan Party and its Subsidiaries have timely paid or made adequate provision in accordance with GAAP for payment of all taxes that are shown as due and payable on Tax Returns that have


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                  been so filed or that are otherwise required to be paid,
                  including without limitation, assessments, interest and penalties (other than taxes which are being contested in good faith and for which adequate reserves in accordance with GAAP are reflected on the financial statements delivered hereunder) and (z) each Loan Party and its Subsidiaries have made adequate provision in accordance with GAAP for all taxes payable by such Loan Party and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

                           (iii) Set forth on Part I of Schedule 4.01(t) hereto
                  is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                           (iv) Set forth on Part I of Schedule 4.01(t) hereto
                  is a complete and accurate list, as of the date hereof, of all open audits, of which any Loan Party is aware or should be aware of, being conducted by any Federal, state, local or foreign taxing authority with respect to any Loan Party or any of its Subsidiaries, and no Loan Party nor any of its Subsidiaries has received notice of any other pending audits.

                  (u) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                  (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list as of the Petition Date of all Existing Debt showing the obligor and the principal amount outstanding thereunder.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list as of the Petition Date of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all real property having a capitalized cost on the books of the Borrower in excess of $100,000 which are owned by any Loan Party or any of its Subsidiaries, showing as of the Petition Date the street address, county or other relevant jurisdiction, state, record owner and the capitalized cost thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens and Liens created or permitted by the Loan Documents.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list as of the Petition Date of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee and under which the


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lessee is obligated to pay annual rent in excess of $25,000 per year as of the date of this Agreement, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the Petition Date the amount, obligor or issuer and maturity, if any, thereof.

                  (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list as of the Petition Date of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (bb) Set forth on Schedule 4.01(bb) hereto is a complete and accurate list as of the Petition Date of all Material Contracts of each Loan Party and its Subsidiaries, showing the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (except as set forth on Schedule 4.01(bb)), is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and except as a result of the filing of the Cases and with respect to the Existing Agreement and the secured hedge agreements that are cross-defaulted to the Existing Agreement, there exists no default by a Loan Party or, to the Borrower's knowledge, any other party thereto under any Material Contract.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01 Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower and each Guarantor will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Obligations and Taxes. With respect to the Borrower and each Subsidiary Guarantor, pay all its material obligations arising after the Petition Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising, or attributed to the period, after the Petition Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Petition Date which, if


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unpaid, would become a Lien or charge upon such properties or any part thereof;
provided, however, that the Borrower and each Subsidiary Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Subsidiary Guarantors shall have set aside on their books adequate reserves therefor in conformity with GAAP).

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and appropriate reserves are being maintained with respect to such circumstances in conformity with GAAP.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(e) and provided further neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors (or equivalent body) of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

                  (f) Visitation Rights. Upon reasonable notice (so long as no Event of Default exists) from time to time during customary business hours, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof at their own expense (so long as no Event of Default exists), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their executive officers or directors and with their independent certified public accountants. The Lender Parties and the Agents shall make reasonable efforts to coordinate such visits so as to minimize disruption of the Loan Parties' business.

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

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (j) Covenant to Guarantee Obligations and Give Security. Upon
(x) the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                           (i) in connection with the formation or acquisition
                  of a Subsidiary, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                           (ii) within 30 days after such request, formation or
                  acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

                           (iii) within 30 days after such request, formation or
                  acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                           (iv) within 30 days after such request, formation or
                  acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the


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

                  recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms, (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                           (vi) as promptly as practicable after such request,
                  formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent in its reasonable judgment, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

                           (vii) as promptly as practicable after such request,
                  cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Concentration Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends.

                  Notwithstanding anything to the contrary contained in this
Section 5.01(j), Virginia Independent Telephone Alliance, L.C. shall not be subject to this Section 5.01(j) to the extent its organizational documents prohibit any of the actions contemplated herein.

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                  (k) Further Assurances. Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Use of Proceeds. Use the proceeds of the Working Capital Advances solely for the purposes set forth in Section 2.14. In no event will any proceeds of any Advances or Letters of Credit be used (i) to make or support any payment or prepayment that is prohibited under this Agreement, including any payment or prepayment in respect of Existing Debt to the extent prohibited hereunder or (ii) to make or support any payment in settlement of any pre-Petition Date claim, action or proceeding, before any court, arbitrator or other governmental body other than as permitted by a First Day Order or the Required Lenders.

                  (m) Preparation of Environmental Reports. At the request of the Administrative Agent or the Collateral Agent at any time after a notice of violation or alleged violation of any applicable Environmental Law (including any "PRP Letter") has been received by a Loan Party and not finally resolved pursuant to which the Loan Party is reasonably likely to incur liability in excess of $100,000, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect; provided that (x) the Borrower and the Subsidiary Guarantors shall not be required to comply with this paragraph (n) with respect to any such lease rejected by the Borrower by an order of the Bankruptcy Court and (y) the Borrower shall not have breached this paragraph (n) with respect to any such lease if the Borrower is in default under any such lease solely as a result of a default thereunder of a kind specified in section 365(b)(2)(A), (B), (C) or (D) of the Bankruptcy Code.

                  (o) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make upon each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect; provided that (x) the Borrower and the Subsidiary Guarantors shall not be required to comply with this paragraph (o) with respect to any such Material Contract rejected by the Borrower by an order of the Bankruptcy Court and (y) the Borrower shall not have breached this paragraph (o) with respect to any such Material Contract if the Borrower is in default under any such Material Contract solely as a result of a default thereunder of a kind specified in section 365(b)(2)(A), (B), (C) or (D) of the Bankruptcy Code.

                  (p) Conditions Subsequent. Deliver to the Administrative
Agent:

                           (i) on or before the 90th day after the Effective
                  Date, evidence that the Interim Order has been duly recorded in all recording offices listed on Schedule 4.01(x) hereto; and

                           (ii) on or before the 10th day after the Effective
                  Date, a favorable opinion of Wiley Rein & Fielding, regulatory counsel to the Loan Parties, verifying the Loan Parties' holding of FCC Personal Communications Services licenses set forth on Schedule 5.01(p) in a form satisfactory to the Administrative Agent.

                  (q) Limitations on Advances. The Borrower shall not deliver any Notice of Borrowing, Notice of Issuance or other document, the honoring of which would result in the Aggregate Outstanding Amount exceeding the lesser of the Maximum Facility Availability and the Cap Amount.

                  (r) Dissolution of NTELOS Acquisition Corp. The Borrower shall dissolve NTELOS Acquisition Corp. on or before March 12, 2003.

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         SECTION 5.02 Negative Covenants. So long as any Advance or any other
Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except (i) Liens which were existing on the Petition Date and described on Schedule 4.01(w) and Liens granted pursuant to the Existing Agreement; (ii) Adequate Protection Liens granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Lenders, but only so long as the Orders shall provide that the holder of such Adequate Protection Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall remain in effect; (iii) Permitted Liens; (iv) Liens in favor of the Agent and the Lenders and (v) Liens securing purchase money Debt or Capitalized Leases permitted by Section 5.02(c)(v) on the assets (but not on any other assets) purchased with the proceeds of such Debt or subject to such Capitalized Lease, and such Liens may, at the option of the Borrower, rank senior to, pari passu with or junior to the Liens securing the Obligations under the Loan Documents.

                  (b) Chapter 11 Claims. After the Petition Date, incur, create, assume, suffer to exist or permit any other Superpriority Claim that is pari passu with or senior to the claims of the Agents and the Lenders against the Borrower and the Subsidiary Guarantors except with respect to the Carve Out.

                  (c) Debt. Contract, create, incur, assume or suffer to exist any Debt, except for (i) Debt under this Agreement and the other Loan Documents,
(ii) Debt incurred prior to the Petition Date, (iii) Debt arising from Investments among the Borrower and the Subsidiary Guarantors that are permitted hereunder, (iv) Debt owed to Wachovia Bank, National Association, Branch Banking and Trust Company, Bank of America or any of their respective Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, (v) Debt incurred subsequent to the Petition Date the proceeds of which are applied within 10 days after receipt thereof to acquire fixed or capital assets and Capitalized Leases entered into subsequent to the Petition Date in an aggregate amount not to exceed $2,500,000 and (vi) Contingent Obligations consisting of customary indemnity undertakings with respect to asset sales permitted under Section 5.02(f)(iii).

                  (d) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, in any business other than a Related Business.

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                  (e) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                           (i) any Subsidiary of the Borrower may merge into or
                  consolidate with any other Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower; and provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                           (ii) in connection with any acquisition permitted
                  under Section 5.02(g), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower;

                           (iii) in connection with any sale or other
                  disposition permitted under Section 5.02(f) (other than clause
                  (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

                           (iv) any of the Borrower's Subsidiaries may merge
                  into the Borrower.

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                  (f) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                           (i) sales of Inventory in the ordinary course of its
                  business;

                           (ii) in a transaction authorized by Section 5.02(e)
                  (other than subsection (iii) thereof) or required by Section 5.01(r);

                           (iii) sales of assets listed on Schedule 5.02(f)(iii)
                  hereto for cash (subject to customary holdbacks and escrows); and

                           (iv) sales or other dispositions of assets
                  constituting Investments expressly permitted by Section
                  5.02(g).

provided that, in the case of sales of assets pursuant to clause (iii) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances and/or cash collateralized Letters of Credit pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(i), as specified therein; and provided


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

further, that promptly and in no event later than three Business Days after the date of each sale, lease, transfer or other disposition of assets pursuant to this Section 5.02(f), the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Borrower certifying (A) that attached to such certificate is a revised Schedule 5.02(f)(iii), reflecting which transactions on such schedule have been consummated since the Petition Date and (B) that such sale of assets has occurred in accordance with the terms of this Section 5.02(f) (and setting forth the percentage of the proceeds of such sale received in cash and the total consideration received for each single transaction or series of related transactions).

                  (g) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                           (i) (x) Investments by the Borrower and its
                  Subsidiaries in their Subsidiaries outstanding on the Petition Date;

                           (ii) Investments by the Borrower and its Subsidiaries
                  in Cash Equivalents;

                           (iii) Investments existing on the date hereof and
                  described on Schedule 4.01(z) hereto;

                           (iv) loans and advances among the Borrower and the
                  Subsidiary Guarantors entered into in the ordinary course of business; and

                           (v) advances to employees in the ordinary course of
                  business of the Borrower and its Subsidiaries as conducted immediately prior to the Petition Date in an aggregate principal amount not to exceed $250,000 at any time outstanding.

                  (h) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary and (C) make and receive investments subject to this subsection (h) to the extent permitted under Section 5.02(g), in each case provided that, immediately prior to and immediately after such Subsidiary takes any of the actions described in clause (A) through (C), no Default shall have occurred and be continuing.

                  (i) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or


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

agreements to lease (including, without limitation, Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $35 million payable in any period of 12 consecutive months.

                  (j) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents.

                  (k) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) its Fiscal Year.

                  (l) Prepayments, Etc., of Debt. Except as otherwise allowed pursuant to the Interim Order or the Final Order and in conformity with the Final Budget and the Financial Forecasts Report, (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Existing Debt or other pre-Petition Date obligations of any Borrower or Subsidiary Guarantor, or (ii) make any payment or create or permit any Lien pursuant to section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection), or apply to the Bankruptcy Court for the authority to do any of the foregoing; provided that
(a) the Borrower may make payments for administrative expenses that are allowed and payable under sections 330 and 331 of the Bankruptcy Code, (b) the Borrower may make payments permitted by the first day orders, and (c) the Borrower may make payments to such other claimants and in such amounts as may be consented to by the Agent and Required Lenders and approved by the Bankruptcy Court.

                  (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) under the Orders and Loan Documents or (ii) any agreement or instrument governing (A) any purchase money Debt permitted by
Section 5.02(c)(v) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the fixed or capital asset acquired with the proceeds of such Debt or (B) any Capitalized Lease permitted by Section 5.02(c)(v) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

                  (n) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (o) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                  (p) [Intentionally Omitted]

                  (q) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(g).

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

                  (r) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents and the Existing Agreement.

                  (s) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract, in each case that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair in any material respect the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, provided that (x) the Borrower shall not be required to comply with this paragraph (s) with respect to any such Material Contract rejected by the Borrower by an order of the Bankruptcy Court and (y) the Borrower shall not have breached this paragraph (s) with respect to any such Material Contract if the Borrower is in default under any such Material Contract solely as a result of a default thereunder of a kind specified in section 365(b)(2)(A), (B), (C) or
(D) of the Bankruptcy Code.

                  (t) Negative Covenant for certain Non-filing Subsidiaries. None of the Non-filing Subsidiaries shall (i) engage in any business or activity other than owning the membership interests in Virginia Independent Telephone Alliance, L.C. ("VITAL") and/or partnership interests in Valley Network Partnership ("ValleyNet") and activities incidental thereto, (ii) own or acquire assets (except membership interests in VITAL and/or partnership interests in ValleyNet and distributions received by it in respect of such membership or partnership interests) or (iii) incur any Debt or liabilities (except its guarantee of obligations under the Existing Credit Agreement, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

         SECTION 5.03 Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

                  (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. (i) As soon as available and in any event within 105 days after the end of each Fiscal Year (beginning with the Fiscal Year ending December 31, 2002), a copy of the annual audit report for such year for the Financial Covenants Parties, including therein Consolidated and consolidating balance sheets of the Financial Covenants Parties as of the


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

end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized standing acceptable to the Required Lenders in their reasonable judgment (provided that consolidating financial statements shall not be audited), together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Financial Covenants Parties, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04 (, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the applicable Financial Covenants Party shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and
(iii) a certificate of the Chief Financial Officer of the applicable Financial Covenants Party stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the applicable Financial Covenants Party has taken and proposes to take with respect thereto.

                  (c) Quarterly Financials. (i) As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Financial Covenants Parties as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the applicable Financial Covenants Party as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and
(ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Financial Covenants Parties in determining compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Financial Covenants Parties shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (d) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

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

                  (e) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (f) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (g) Agreement Notices. (x) No later than 20 Business Days prior to the effectiveness of any proposed material change to any Material Contract (including, without limitation, any contracts between any Loan Party and Horizon PCS, Inc.), notice and a detailed explanation thereof, and (y) promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

                  (h) Revenue Agent Reports. Within 10 Business Days after receipt, copies of all Revenue Agent Reports (including Internal Revenue Service Forms 4549 and 886A, if received), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $1,000,000 or more, provided that the Borrower shall not be obligated to disclose any information that the Borrower reasonably deems confidential.

                  (i) Tax Certificates. Promptly, and in any event within ten Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the Chief Financial Officer of the Borrower, stating that the Borrower and its Subsidiaries have paid to the Internal Revenue Service or other taxing authority, the full amount that is shown on such return as being required to be paid in respect of Federal income tax for such year.

                  (j) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the


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

action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                           (ii) Plan Terminations. Promptly and in any event
                  within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention involuntarily to terminate any Plan or to have a trustee appointed to administer any Plan.

                           (iii) Plan Annual Reports. Promptly and in any event
                  within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information), if any, required to be attached to the annual report (Form 5500 Series) with respect to each Plan.

                           (iv) Multiemployer Plan Notices. Promptly and in any
                  event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (k) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would interfere in the use of such property for its current purposes.

                  (l) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(x) and 4.01(y) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (m) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

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

                  (n) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance or properties of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  (o) Monthly Financials. (i) As soon as available and in no event later than 30 days after the end of each calendar month, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and a Consolidated statement of cash flows, Consolidated and consolidating statements of income and a Consolidated Capital Expenditures Report of the Borrower and its Subsidiaries for such month and a Consolidated statement of cash flows, Consolidated and consolidating statements of income and a Consolidated Capital Expenditures Report of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth (A) in each case in comparative form the corresponding figures for such month from the forecast most recently delivered;
(B) EBITDA for such month and the calculations used to arrive at such EBITDA figure; and (C) the aggregate outstanding COD Payments as of the end of such month.

                           (ii) as soon as available but in no event later than ten Business Days after the end of each month, a report in the form of Exhibit K hereto (a "Cash Reconciliation Report") demonstrating that within five Business Days after the end of such month, the total amount of cash on hand of the Borrower and its Subsidiaries was not more than the amount permitted by Section 5.04(b), all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower.

                  (p) Weekly Forecasts. No later than 12:00 PM (Charlotte, North Carolina time) on Thursday of each week (or if such day is not a Business Day, the immediately succeeding Business Day), (i) the budget of the Borrower and its Subsidiaries for the 13 weeks beginning the next succeeding Monday (each, a "13-Week Forecast"), which shall set forth the Borrower's anticipated uses and sources of funds for such weeks and shall be satisfactory in form and substance to the Administrative Agent in the Administrative Agent's sole discretion, and
(ii) a variance report for the preceding week (each, a "Variance Report"), which shall set forth the variance between anticipated uses and sources of funds of the Borrower and its Subsidiaries for such week as set forth in the 13-Week Forecast last delivered to the Administrative Agent prior to such week, and the actual uses and sources of funds of the Borrower and its Subsidiaries for such week, and shall be satisfactory in form and substance to the Administrative Agent in the Administrative Agent's sole discretion. The Borrower shall use commercially reasonable efforts to expend funds during each week in substantial conformity with the categories and amounts of expenditures reflected in the 13-Week Forecast most recently delivered and which includes such week.

                  (q) Compliance Report. No later than 30 days after the end of each calendar month a preliminary unaudited report of the Borrower demonstrating the Borrower's compliance with each covenant of the Borrower contained in
Section 5.04, setting forth in reasonable detail the calculations thereof, together with a certificate of the Chief Financial Officer of the applicable Financial Covenants Parties stating that no Default or Event of Default has occurred and is continuing.

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

         SECTION 5.04 Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder:

                  (a) Minimum EBITDA. The Borrower will not permit EBITDA for each period listed below to be less than the EBITDA amount set forth opposite such period:

     Period Starting             Period Ending               Minimum
                                                              EBITDA
          4/1/02                    3/31/03                $74.3 million
          5/1/02                    4/30/03                $75.4 million
          6/1/02                    5/31/03                $74.7 million
          7/1/02                    6/30/03                $74.7 million
          8/1/02                    7/31/03                $75.3 million
          9/1/02                    8/31/03                $75.3 million


                  (b) Minimum Operative Cash Flow. The Borrower will not permit Operative Cash Flows for each period set forth below to be less than the amount set forth opposite such period:

                                                        Minimum
     Period Starting          Period Ending    Operative Cash Flow Before
                                                      COD Payments
         3/1/03                  3/31/03               $(3.4) million
         3/1/03                  4/30/03               $(1.7) million
         3/1/03                  5/31/03               $(1.1) million
         3/1/03                  6/30/03               $(3.8) million
         3/1/03                  7/31/03               $(2.6) million
         3/1/03                  8/31/03               $(3.6) million


                  (c) Limitation on Outstanding COD Payments. Aggregate outstanding and unapplied or offset COD Payments shall not exceed the amount set forth on Schedule 5.04(c) hereto on any date.

                  (d) Capital Expenditures. Make, or permit any of its Subsidiaries to make, Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries (on a Consolidated basis) during the periods listed below to exceed the amounts opposite each period:

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

     Period Starting            Period Ending                   Amount
          1/1/03                   3/31/03                  $15.0 million
          1/1/03                   4/30/03                  $23.0 million
          1/1/03                   5/31/03                  $28.6 million
          1/1/03                   6/30/03                  $34.3 million
          1/1/03                   7/31/03                  $41.2 million
          1/1/03                   8/31/03                  $45.0 million




                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 2.16, 5.01(e), (f), (i), (j),
(m), (o), (p), (q) or (r), 5.02, 5.03 (other than 5.03(p) and 5.03(q)) or 5.04;
or

                  (d) the Borrower shall fail to observe or perform the covenant contained in Section 5.03(p) or (q) hereof and such default shall continue unremedied for more than one (1) Business Day; or

                  (e) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or the Debtor or any Committee shall file a motion or other pleading seeking the dismissal of any of the Cases under section 1112 of the Bankruptcy Code or otherwise; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be


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

reversed or vacated within 30 days after the entry thereof; or an application shall be filed by any Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve Out) in any of the Cases which is pari passu with or senior to the claims of the Agents and the Lenders against any Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

                  (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrower or the Subsidiary Guarantors that have a value in excess of $1,000,000 in the aggregate; or

                  (g) (i) any provision of any Loan Document shall, for any reason, cease to be valid and binding or any of the Borrower or the Subsidiary Guarantors shall so assert in any pleading filed in any court or (ii) there shall exist on the Collateral any Liens (other than Liens permitted by Section 5.02(a) (other than Section 5.02(a)(iii)), (x) securing obligations in an amount in excess of $5,000,000 in the aggregate and (y) that rank pari passu with or senior to the Liens securing the Obligations (other than Liens permitted by Section 5.02(a)(v)); or

                  (h) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders or terminating the use of cash collateral by the Borrower or the Subsidiary Guarantors pursuant to the Orders; or

                  (i) any judgment or order as to a post-petition liability or Debt for the payment of money in excess of $1,000,000 shall be rendered against any of the Borrower or the Subsidiary Guarantors and the enforcement thereof shall not have been stayed; or

                  (j) any non-monetary judgment or order with respect to a post-petition event shall be rendered against any of the Borrower or the Guarantors which does or would reasonably be expected to (i) cause a Material Adverse Effect, (ii) have a Material Adverse Effect on the ability of any of the Borrower or the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a Material Adverse Effect on the rights and remedies of any Agent or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) except as permitted by the Orders, the Borrower or the Guarantors (including all present and future debtors) shall make any pre-petition payment other than pre-petition payments authorized by the Bankruptcy Court in respect of: (i) certain critical vendors (including, without limitation, valid mechanics' liens) in a total amount not in excess of $2,000,000, (ii) accrued payroll and related expenses and employee benefits as of the Petition Date, (iii) valid reclamation claims in a total amount not in excess of $1,000,000, (iv) the claims of common carriers and warehousemen in a total amount not in excess of $500,000, (v) sales and use taxes in a total amount not in excess of $500,000; or

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                  (l) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                  (m) any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(n) any Collateral Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien with the requisite priority as specified in the Orders (except as permitted by the Loan Documents) on and security interest in the Collateral purported to be covered thereby; or

                  (o) a Change of Control shall occur; or

                  (p) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) would have a Material Adverse Effect; or

                  (q) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5 million or requires payments exceeding $1.25 million per annum; or

                  (r) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1.25 million; or

                  (s) the Final Budget Date and the Financial Forecasts Report Date shall not have occurred prior to the date of entry of the Interim Order;

                  then, and in any such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the


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consent, of the Required Lenders, by notice to the Borrower, declare the
Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   THE AGENTS

         SECTION 7.01 Authorization and Action. Each Lender Party (in its capacity as a Lender, or as the Issuing Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

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         SECTION 7.02 Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.06; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03 Agents and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each Agent (whether current or former) shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include such Agent in its individual capacities. Each Agent (whether current or former) and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent was not an Agent and without any duty to account therefor to the Lender Parties."

         SECTION 7.04 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

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         SECTION 7.05 Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

                  (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

                  (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be,


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for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 7.06 Successor Agents. Any Agent may resign as to all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent (subject to the Borrower's approval (at any time when no Event of Default has occurred and is continuing), which shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties (subject to the Borrower's approval (at any time when no Event of Default has occurred and is continuing), which shall not be unreasonably withheld or delayed), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

                                  ARTICLE VIII

                                    GUARANTY

         SECTION 8.01 Guaranty; Limitation of Liability.

                  (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or


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indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law and the foregoing subsection (b), such amounts to each other Guarantor and each other guarantor of Obligations so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

         SECTION 8.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

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                  (a) any lack of validity or enforceability of any Loan
Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

         SECTION 8.03 Waivers and Acknowledgments.

                  (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations


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and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

                  (d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section
8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

         SECTION 8.04 Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be


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received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations and the Collateral resulting from such payment made by such Guarantor pursuant to this Guaranty.

         SECTION 8.05 Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit I hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

         SECTION 8.06 Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

                  (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

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                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post-Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent for application to the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and, if such Guarantor fails to do so, to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).]

         SECTION 8.07 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.06. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

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                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and, in the case of an amendment, by the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 8.01 or release any Guarantor or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, to the extent permitted under the Subsidiary Guaranty), (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or (v) amend this Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Working Capital Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents; provided further that this Agreement may be amended and restated with the consent of the Borrower and the Administrative Agent to include a $5 million swing line facility on customary terms and conditions.

         SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 401 Spring Lane, Suite 300, Waynesboro, VA 22980, Attention: Michael Moneymaker; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office


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specified in the Assignment and Acceptance pursuant to which it became a Lender
Party; if to the Collateral Agent or Administrative Agent, at its address at 301 South College Street, Charlotte, North Carolina 28288-0537, Attention: Kathy Harkness as well as to counsel to the Administrative Agent, Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, Attention: Marshall S. Huebner, Esq.; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective three Business Days after being deposited in the U.S. mails, when delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

         SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04 Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent incurred in good faith in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel and consultants for the Administrative Agent with respect thereto (including fees and expenses of counsel and consultants to the Administrative Agent and local counsel to the Administrative Agent billed on a monthly basis), including but not limited to with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto of which any Loan Party is the subject), (ii) reasonable review costs (including reasonable fees and expenses of counsel) of the other Agents in connection with this Agreement and each amendment, modification or waiver hereunder and (iii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

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                  (b) The Borrower agrees to indemnify and hold harmless each
Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.06 as a result of a demand by the Borrower pursuant to Section 9.06(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount


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may be paid on behalf of such Loan Party by the Administrative Agent or any
Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 9.05 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 9.06 Assignments and Participations. (a) Each Lender may and, so long as no Event of Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section
2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities,
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1 million, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

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                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment


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hereunder under such Facility, a new Note to such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto, as the case may be.

                  (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 9.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 9.08 No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 9.09 Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors, (b) to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (c) as required by any law, rule or regulation or judicial process, (d) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party, (e) in connection with any action by the Administrative Agent or any Lender to enforce any term of this Agreement and (f) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

         SECTION 9.10 Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

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         SECTION 9.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States Bankruptcy Court for the Eastern District of Virginia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.12 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 9.13 Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.



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                                       96

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          NTELOS INC., as Borrower
                          By:
                             ---------------------------------------------------
                             Name:
                             Title:


                          NTELOS CABLE INC.
                          NTELOS CABLE OF VIRGINIA INC.
                          NTELOS COMMUNICATIONS SERVICES INC.
                          NTELOS CORNERSTONE INC.
                          NTELOS LICENSES INC.
                          NTELOS NETWORK INC.
                          NTELOS PCS INC.
                          NTELOS WIRELESS INC.
                          NTELOS OF MARYLAND INC.
                          NTELOS OF KENTUCKY INC.
                          NTELOS NETACCESS INC.
                          NTELOS NET LLC
                          NTELOS PCS NORTH INC.
                          NTELOS TELEPHONE LLC
                          NA COMMUNICATIONS, INC.
                          RICHMOND 20 MHZ, LLC
                          R&B COMMUNICATIONS, INC.
                          ROANOKE & BOTETOURT NETWORK LLC
                          BOTETOURT LEASING, INC.
                          R&B CABLE, INC.
                          R&B NETWORK, INC.
                          R&B TELEPHONE LLC
                          THE BEEPER COMPANY
                          VIRGINIA PCS ALLIANCE, L.C.
                          VIRGINIA TELECOMMUNICATIONS PARTNERSHIP
                          WEST VIRGINIA PCS ALLIANCE, L.C.
                               as Subsidiary Guarantors

                          By:
                             ---------------------------------------------------
                             Name:
                             Title:

                          VIRGINIA RSA 6 CELLULAR LIMITED PARTNERSHIP, as
                               Subsidiary Guarantor

                          By:
                             ---------------------------------------------------
                             Name:
                             Title:


                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Administrative Agent, Collateral Agent and Lender

                          By:
                             ---------------------------------------------------
                             Title:


                          Initial Issuing Bank

                          WACHOVIA BANK, NATIONAL ASSOCIATION

                          By:
                             ---------------------------------------------------
                             Title: